EXHIBIT 99.1

AMENDMENT TO

AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION ("Amendment") by and between Cordia International Corp., a Nevada corporation ("Cordia") and Triamis Group Limited, a Hong Kong corporation ("Triamis"), originally dated February 15, 2006, is made and entered this 14th day of March 2006, based on the terms and conditions set forth herein.

Premises

Cordia and Triamis entered into an Agreement and Plan of Reorganization on February 15, 2006. The parties have discovered a typo in the Recitals and Section 1.01 Exchange of Interests, of the Agreement with the name of the British Virgin Island Corporation being incorrect.  Accordingly, the parties want to amend the Agreement to correct the error.

Agreement

Based on the foregoing premises which are incorporated herein by this reference and other good and valuable consideration the receipt of which is hereby acknowledged and the mutual covenants and conditions set forth herein, the parties agree as follows:

1)

Amendment.  Recital a) is hereby amended to read as follows:

a)  Cordia is interested in acquiring Triamis in a stock and cash transaction. For purposes of this transaction, Cordia is forming a British Virgin Island Corporation to be named Cordia International Group, Inc., which following the reorganization contemplated herein will own all of the issued and outstanding stock of Triamis.

2)

Amendment.  Section 1.01 is hereby amended to read as follows:

1.01

Exchange of Interests.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Triamis Stockholders shall assign, transfer, and deliver to Cordia International Group, Inc.., free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of their respective ownership interest in Triamis (the “Triamis Shares”) owned by Triamis Stockholders which interests shall represent one hundred percent (100%) of the ownership interest in Triamis, and Cordia International Group, Inc., will acquire such ownership interests on such date for the consideration set forth herein including the sum of two hundred thousand dollars (US$200,000) and an aggregate of two hundred thousand dollars ($200,000) of Cordia Corporation’s restricted common stock (“Cordia Common Stock”)with such value determined by the five day average of the high and low price of Cordia’s common stock as listed on a recognized market or exchange with such five day average covering the five days prior to closing this Agreement which is equal to $2.52.  Such shares of Cordia Common Stock shall be issued pro rata based on the percentage of ownership interest held and as set forth opposite the Triamis Stockholder’s respective names in Exhibit A.  All shares of Cordia Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Cordia Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.  In addition to the consideration set forth above, Cordia shall deliver to Triamis Stockholders and up to an additional one hundred thousand dollars (US$100,000) based on the achievement of those certain conditions set forth in exhibit “B” hereof.

3)

Waive any Liability.  The Parties agree to waive any potential liability that may have arisen from the discrepancy in the name of the British Virgin Island corporation and treat such discrepancy as non-material for the purpose of the transactions.

4)

Ratification.

Except as expressly amended hereby, the terms of the Agreement are hereby ratified and approved as originally written.

Dated the year and date first above written.

Cordia International Corp.                                                    Triamis Group Limited,

a Nevada corporation

                                                            a Hong Kong corporation

By:_/s/ Joel Dupré                                                                 By:  /s/ Vikas Bhandari

           Joel Dupré, CEO                                                                   Vikas Bhandari, CEO